Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

Ridgetech Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-259692 and No. 333-269182) and S-8 (No. 333-264505, No. 333-268809 and No. 333-277849) of Ridgetech, Inc. of our report dated July 28, 2025, relating to the consolidated financial statements and schedules for the years ended March 31, 2025, 2024 and 2023, which appears in this annual report on Form 20-F.

/s/ YCM CPA, Inc.

Irvine, California

July 28, 2025